Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

The Sponsors and Trustee of Corporate Income Fund,
Preferred Securities Portfolio Series 102, Defined Asset Funds:

We consent to the use in Amendment No. 1 to Registration Statement No. 333-35574 on Form S-6 of our report dated January 26, 2001 relating to the statement of condition of Corporate Income Fund, Preferred Securities Portfolio Series 102, Defined Asset Funds and to the reference to us under the heading "How The Fund Works—Auditors" in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
 New York, NY
January 26, 2001